Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center 367 S. Gulph Road P.O. Box 61558 King of Prussia, PA 19406 (610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	April 21, 2010
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS

Financial Results:

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended March 31, 2010, net income was $4.5 million, or $.37 per diluted share, as compared to $4.6 million, or $.39 per diluted share, during the same quarter in the prior year.

Funds from operations (“FFO”) increased 5% to $8.5 million, or $.70 per diluted share, during the first quarter of 2010 as compared to $8.1 million, or $.68 per diluted share, during the comparable quarter of the prior year.

The first quarter dividend of $.60 per share was paid on March 31, 2010. At March 31, 2010, our shareholders’ equity was $138.3 million and our liabilities for borrowed funds were $81.7 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $21.8 million.

Summerlin Medical Office Building III, which is located in Las Vegas, Nevada on the campus of Summerlin Hospital Medical Center (a majority-owned subsidiary of Universal Health Services, Inc.), was completed and opened during the first quarter of 2009. In connection with this medical office building (“MOB”), which is owned by a limited liability company (“LLC”) in which we hold a majority, non-controlling ownership interest, Summerlin Hospital Medical Center committed to a master lease agreement for a specified portion of the space. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to January 1, 2010. During the first quarter of 2010, the master lease threshold has been met and, as a result, this MOB is accounted for as an unconsolidated LLC under the equity method beginning on January 1, 2010. During the three-month period ended March 31, 2009, this property generated approximately $160,000 of revenue, $65,000 of other operating expenses and $60,000 of combined interest and depreciation and amortization expense. There was no material impact on our net income as a result of the deconsolidation of this LLC.

Acquisition and Property Development Activity:

During the first quarter of 2010, an LLC in which we hold a majority, non-controlling ownership interest, purchased the North Valley Medical Plaza, a medical office building located in Phoenix, Arizona. Also during the first quarter of 2010, the Texoma Medical Plaza, which is located in Denison, Texas, was completed and opened. This newly constructed MOB, which is owned by an LLC in which we hold a majority, non-controlling ownership interest, is located on the campus of an acute care hospital owned and operated by a wholly-owned subsidiary of Universal Health Services, Inc.

As of March 31, 2010, construction continued on the BRB Medical Office Building located in Kingwood, Texas. This MOB, which is owned by an LLC in which we hold a majority, non-controlling ownership interest, is scheduled to be completed and opened during the third quarter of 2010.

General Information, Forward-Looking Statements and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have fifty-two real estate investments in fifteen states.

Funds from operations is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that funds from operations and funds from operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2009. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2010 and 2009

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Base rental - UHS facilities	$3,292	$3,460
Base rental - Non-related parties	2,610	2,576
Bonus rental - UHS facilities	1,094	1,095
Tenant reimbursements and other - Non-related parties	616	714
Tenant reimbursements and other - UHS facilities	32	35

	7,644	7,880

Expenses:
Depreciation and amortization	1,569	1,538
Advisory fees to UHS	437	390
Other operating expenses	1,352	1,506

	3,358	3,434

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	4,286	4,446

Equity in income of unconsolidated LLCs	736	807

Interest expense, net	(495)	(607)

Net income	$4,527	$4,646

Basic earnings per share	$0.37	$0.39

Diluted earnings per share	$0.37	$0.39

Weighted average number of shares outstanding - Basic	12,077	11,860
Weighted average number of share equivalents	2	12

Weighted average number of shares and equivalents outstanding - Diluted	12,079	11,872

Calculation of Funds From Operations (“FFO”):
	Three Months Ended March 31,
	2010	2009
Net income	$4,527	$4,646

Plus: Depreciation and amortization expense:
Consolidated investments	1,534	1,515
Unconsolidated affiliates	2,431	1,930

Funds from operations (FFO)	$8,492	$8,091

Funds from operations (FFO) per share - Basic	$0.70	$0.68

Funds from operations (FFO) per share - Diluted	$0.70	$0.68

Dividend paid per share	$0.600	$0.590

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
Assets:

Real Estate Investments:
Buildings and improvements	$195,373	$207,597
Accumulated depreciation	(73,635)	(72,405)

	121,738	135,192
Land	19,348	19,348

Net Real Estate Investments	141,086	154,540

Investments in and advances to limited liability companies (“LLCs”)	71,734	61,934

Other Assets:
Cash and cash equivalents	1,167	3,038
Base and bonus rent receivable from UHS	2,102	2,039
Rent receivable - other	896	980
Deferred charges, notes receivable and intangible and other assets, net	6,132	6,294

Total Assets	$223,117	$228,825

Liabilities:

Line of credit borrowings	$59,900	$48,800
Mortgage notes payable, non-recourse to us	6,619	6,677
Mortgage, construction and other loans payable of consolidated LLCs, non-recourse to us	15,216	28,790
Accrued interest	120	142
Accrued expenses and other liabilities	1,960	2,251
Tenant reserves, escrows, deposits and prepaid rents	837	981

Total Liabilities	84,652	87,641

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2010 - 12,091,636; 2009 -12,089,474	121	121
Capital in excess of par value	195,241	195,209
Cumulative net income	361,821	357,294
Cumulative dividends	(418,916)	(411,662)

Total Universal Health Realty Income Trust Shareholders’ Equity	138,267	140,962
Third-party equity interests	198	222

Total Equity	138,465	141,184

Total Liabilities and Equity	$223,117	$228,825